UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2021, the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”) increased the size of the Board by one member and elected Dr. Menghisteab Bairu to serve as a member of the Board, effective October 28, 2021. Dr. Bairu was elected to serve until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

There are no understandings or arrangements between Dr. Bairu and any other person pursuant to which he was selected to serve as a director of the Company and there are no reportable transactions under Item 404(a) of Regulation S-K.

Dr. Bairu will receive the following compensation for his service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Bairu will not receive annual director awards under the Company’s Second Amended and Restated Director Compensation Plan (the “Director Compensation Plan”), but in the event that Dr. Bairu serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan. Dr. Bairu has not been appointed to any Board committee at this time.

On October 28, 2021, the Company issued a press release announcing the election of Dr. Bairu to the Company’s Board of Directors, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On October 27, 2021, Sankesh Abbhi informed the Board of his intention not to stand for re-election at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), and to retire from the Board effective immediately prior to the commencement of the Annual Meeting. Mr. Abbhi’s decision not to stand for re-election was not a result of any dispute or disagreement with the Company or the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 28, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: October 29, 2021	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer